HEALTHRENU
                           12777 JONES ROAD, SUITE 481
                                HOUSTON, TX 77070
                              PHONE: (281) 890-2561
                               FAX: (281) 890-2587



                                   DISCLAIMER

To whom it may concern:

As a contract manufacturer of skin, hair, body care, and OTC products, the sole responsibility of Rosel & Adys Inc., is limited to the formulation and manufacture of such products in accordance to the approved standards of the industry regulatory agencies and to the customer's approved sample.

Such manufactured products are limited exclusively to the specifications of the customer's approved sample, therefore any proposed changes shall be inapplicable unless accepted in writing by Rosel & Adys Inc. If the customer does not furnish the formula(s), then the formula(s) will remain the proprietary property of Rosel & Adys Inc.; and cannot be divulged in whole or in parts without the written consent of Rosel & Adys authorized agent.

Rosel & Adys Inc.; cannot give proprietary formulas used by HealthRenu Medical and/or manufactor the formulas to anyone other than HealthRenu Medical Inc. Rosel & Adys agrees to sell the proprietary property to HealthRenu Medical at anytime during the two parties relationship for no more than $6,000.00 USD per formula.

In the Event of lab costs and stress testing expenses related to a joint venture formula discovery, Rosel & Adys will deduct expenses from the $6,000.00 USD the amount to purchase formulas. Upon a Joint venture between the two parties in the creation of a new formula Rosel & Adys can and will be compensated for their 50% costs into the designing of the new formula. Meaning if the total discovery cost totals $1,000.00. In which HealthRenu pays upfront, HealthRenu receives a 50% credit toward the proprietary formula purchase and/or in this example $500.00 USD.

Rosel & Adys does not make any claims nor advise or suggest to a customer to make any claims pursuant to any such manufactured products. The marketing, any technical testing, and any claims or suggestions made in reference to such manufactured products is the sole responsibility of the customer. However, as required by law Rosel & Adys must maintain in its file a copy of the product applicable label (OTC Products only), therefore you are required to furnish Rosel & Adys a copy of the product label.

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Signed [signature not legible]                          Date 7/22/04
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       Rosel & Adys, Inc.



Signed /s/ Robert W. Prokos                             Date July 16, 2004
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       Customer